SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 17, 1997


                           GOLF TRAINING SYSTEMS, INC.
                (Name of registrant as specified in its charter)







        Delaware                             0-25332             58-1963120
(State or other jurisdiction of      Commission file number   (I.R.S. Employer
incorporation or organization)                              Identification No.)

3400 Corporate Way, Suite G
Duluth, Georgia                                                    30136
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (770) 623-6400

Item 5.           Other Events.

     The Board of Directors of the Company has elected Daniel A. Gordon as Chief Executive Officer. Mr. Gordon has served as an outside director of the Company since June, 1996. Wayne C. McDonald, who previously held the title of Chief Executive Officer, will remain as Chairman of the Board of Directors of the Company, and George P. Lee III will remain as President.

                (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on February 19, 1997.

                                                  GOLF TRAINING SYSTEMS, INC.


                                               By: /s/ George P. Lee III
                                                       George P. Lee III
                                                         President